UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007
WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637	41-0992135
(Commission File Number)	(IRS Employer
Identification No.)
1950 Excel Drive
Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)
(507) 625-7231
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 31, 2007, the Board of Directors of Winland Electronics, Inc. (the “Company”) approved the 2008 annual base salaries for Dale Nordquist, Senior Vice President, Sales and Marketing of the Company, Terry Treanor, Vice President, Manufacturing of the Company, Greg Burneske, Vice President, Engineering of the Company and Glenn Kermes, Chief Financial Officer of the Company. Mr. Nordquist’s 2008 base salary was set at $128,750, Mr. Treanor’s 2008 base salary was set at $128,750, Mr. Burneske’s 2008 base salary was set at $123,600 and Mr. Kermes’ 2008 base salary was set at $150,000.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On December 31, 2007, the Company entered into an Amendment to Employment Agreement with Glenn Kermes, Chief Financial Officer, dated January 23, 2007, which agreement continues until either party terminates such agreement as provided in the agreement. Pursuant to the terms of the amendment, Mr. Kermes’ base salary beginning January 1, 2008 is $150,000 and is subject to review at least annually. Pursuant to the employment agreement, as amended, if the Mr. Kermes’ employment is terminated by the Company without cause or by Mr. Kermes for good reason, Mr. Kermes is entitled to his base salary for six months and health care benefits for three months; provided, however, if such termination occurs within two years after a change of control, Mr. Kermes will be entitled to an amount equal to his salary and bonus payments for the one completed fiscal year immediately preceding termination payable over the 12 months following the termination. During employment with the Company and for one year following termination of such employment, pursuant to the amendment, Mr. Kermes has agreed that he will not compete with the Company or solicit any of its employees, customers or contractors for employment or business purposes.
Item 9.01 Financial Statements and Exhibits.
          (d)           Exhibits:
10.1      Amendment to Employment Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 4, 2008

WINLAND ELECTRONICS, INC.
By:	/s/ Thomas J. de Petra
Thomas J. de Petra
President and Interim Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
WINLAND ELECTRONICS, INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:		Commission File No.:
December 31, 2007		1-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM

10.1	Amendment to Employment Agreement.